===============================================================================
                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                               Saul Centers, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                              --           --
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                              [LOGO] Saul Centers

                       7501 Wisconsin Avenue, Suite 1500
                         Bethesda, Maryland 20814-6522
                                 (301) 986-6200



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 26, 2002

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation, will be held at 11:00 a.m. local time, on April 26, 2002, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, MD (at the south west corner of the Wisconsin Avenue and Old Georgetown Road intersection, adjacent to the Bethesda Metro Stop on the Metro Red Line), for the following purposes.

     1. To elect four directors to serve until the annual meeting of stockholders in 2005, or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on February 22, 2002 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.



                                           By Order of the Board of Directors

                                           /s/ Scott V. Schneider

                                           Scott V. Schneider
                                           Chief Financial Officer and Secretary

March 20, 2002
Bethesda, Maryland

                              [LOGO] Saul Centers

                       7501 Wisconsin Avenue, Suite 1500
                         Bethesda, Maryland 20814-5522
                                 (301) 986-6200

                         ------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2002
                         ------------------------------

                                    GENERAL

     This Proxy Statement is furnished by the Board of Directors of Saul Centers, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on April 26, 2002, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on February 22, 2002 will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. The Company has retained Georgeson Shareholder to assist with distribution of soliciting materials and solicitation of proxies. Georgeson Shareholder will be paid a fee of $4,500 for its services, plus reasonable and customary expenses. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to stockholders on or about March 20, 2002.

     As of the record date, February 22, 2002, 14,705,097 shares of Common Stock of the Company, $0.01 par value per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 28.1% of the outstanding shares of Common Stock, excluding 7.0% of the outstanding Common Stock held by the B. F. Saul Company Employees' Profit Sharing Retirement Trust, two of five trustees of which are officers and directors of the Company. The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposal set forth in this Proxy Statement.

                             ELECTION OF DIRECTORS

Nominees and Directors
     The First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company provide that there shall be no fewer than three, nor more than fifteen directors, as determined from time to time by the directors in office. From June 1993 until June 1997, the Board of Directors was composed of nine directors, and in June 1997 two additional directors, Mark Sullivan III and B. Francis Saul III, were elected. The other nine directors have served on the Board of Directors since June 1993. The Board of Directors is divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in April of each year. The directors elected at the annual meeting of stockholders in 2002 will serve until the annual meeting of stockholders in 2005. Under the Company's First Amended and Restated Articles of Incorporation, a majority of the directors must be independent directors, who are directors unaffiliated with B. F. Saul Real Estate Investment Trust, Chevy Chase Bank, B.
F. Saul Company and certain affiliated entities (collectively, "The Saul Organization"). Messrs. Jackson, Kelley, Longsworth, Noonan, Sullivan and Symington are independent directors.

     The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the nominees listed below unless authority is withheld.

     The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past five years of each nominee and director of the Company. Nominees Saul II, Sullivan, Symington and Whitmore are presently directors of the Company. Nominees Saul II, Symington and Whitmore have served as such since June 1993, and nominee Sullivan has served as such since June 1997. All shall, if elected, continue to serve as a director until his successor has been duly elected and qualified.


Name                                       Age                Principal Occupation and Current Directorships
----                                       ---                ----------------------------------------------
Class Three Directors-Term Ends at 2005 Annual Meeting

B. Francis Saul II                         69                 Chairman and Chief Executive Officer of the Company.
                                                              President and Chairman of the Board of Directors
                                                              of the B.F. Saul Company since 1969. Chairman of
                                                              the Board of Trustees of the B.F. Saul Real Estate
                                                              Investment Trust since 1969 and a Trustee since
                                                              1964. Chairman of the Board and Chief Executive
                                                              Officer of Chevy Chase Bank since 1969. Member of
                                                              National Gallery of Art Trustees Council. Trustee
                                                              of the National Geographic Society, Trustee of the
                                                              Johns Hopkins Medicine Board and an Honorary
                                                              Trustee of the Brookings Institution.

Mark Sullivan III                          60                 Director of the Company. Attorney. President from 1996
                                                              to 1999 of the Small Business Funding Corporation.
                                                              Attorney advising senior management of financial
                                                              institutions on legal and policy matters from 1989
                                                              to 1996.

James W. Symington                         74                 Director of the Company. Of Counsel in the law firm
                                                              of O'Connor & Hannan since 1986. Member of Congress
                                                              from 1969 to 1977. Chairman Emeritus of National
                                                              Rehabilitation Hospital.

Name                                       Age                      Principal Occupation and Current Directorships
----                                       ---                      ----------------------------------------------
Class Three Directors-Term Ends at 2005 Annual Meeting (continued)

John R. Whitmore                           68                       Director of the Company. Senior Advisor to the
                                                                    Bessemer Group, Inc. since 1998. Formerly President
                                                                    and Chief Executive Officer of the Bessemer Group
                                                                    and its Bessemer Trust Company subsidiaries (a
                                                                    financial management and banking group) and
                                                                    director of Bessemer Securities Corporation from
                                                                    1975 to 1998. Director of the B.F. Saul Company
                                                                    and Chevy Chase Property Company. Trustee of the
                                                                    B.F. Saul Real Estate Investment Trust. Director
                                                                    of Chevy Chase Bank. Chairman of the Board of
                                                                    Directors of ASB Capital and Chevy Chase Trust
                                                                    Company.



Class One Directors-Term Ends at 2003 Annual Meeting

Philip D. Caraci                           63                       President and a Director of the Company. Senior Vice
                                                                    President and Secretary of the B.F. Saul Real
                                                                    Estate Investment Trust since 1987. Executive Vice
                                                                    President of the B.F. Saul Company with which he
                                                                    has been associated since 1972. President of
                                                                    Franklin Property Company since 1986.

Gilbert M. Grosvenor                       70                       Director of the Company. President (1980 through 1996)
                                                                    and Chairman of the Board of Trustees since 1987 of
                                                                    the National Geographic Society, with which he has
                                                                    been associated since 1954. Director of Chevy
                                                                    Chase Bank, Marriott International Corporation,
                                                                    Ethyl Corp., and a Trustee of the B.F. Saul Real
                                                                    Estate Investment Trust.

Philip C. Jackson, Jr.                     73                       Director of the Company. Adjunct Professor at
                                                                    Birmingham-Southern College from 1989 to 1999.
                                                                    Member of the Thrift Depositors' Protection
                                                                    Oversight Board from 1990 until 1993. Vice
                                                                    Chairman and a Director of Central Bancshares of
                                                                    the South (Compass Bancshares, Inc.) from 1980 to
                                                                    1989. Member of the Board of Governors of the
                                                                    Federal Reserve System from 1975 to 1978.



Class Two Directors-Term Ends at 2004 Annual Meeting

General Paul X. Kelley                      73                      Director of the Company. Partner of J.F. Lehman &
                                                                    Company since 1998. Vice Chairman of Cassidy &
                                                                    Associates from 1989 to 1998. Commandant of the Marine
                                                                    Corps and member of the Joint Chiefs of Staff from
                                                                    1983 to 1987. Director of Park Place Entertainment
                                                                    Corporation, Sturm Ruger & Company, Inc., UST, Inc.,
                                                                    and The Wackenhut Corporation.

Name                                        Age                   Principal Occupation and Current Directorships
----                                        ---                   ----------------------------------------------
Class Two Directors-Term Ends at 2004 Annual Meeting (continued)
Charles R. Longsworth                       72                    Director of the Company. Chairman Emeritus of
                                                                  Colonial Williamsburg Foundation. Chairman
                                                                  and Trustee of Colonial Williamsburg Foundation
                                                                  from 1977 through 1994. President Emeritus,
                                                                  Hampshire College. Chairman Emeritus, Trustees
                                                                  of Amherst College. Director of Houghton Mifflin,
                                                                  Inc. and the Center for Public Resources.

Patrick F. Noonan                           59                    Director of the Company. Chairman of The
                                                                  Conservation Fund since 1985. Trustee of the
                                                                  National Geographic Society. On the Board of
                                                                  Advisors of Duke University School of the
                                                                  Environment. Director of Ashland and International
                                                                  Paper. Member- President's Commission on White
                                                                  House Fellows.

B. Francis Saul III                         40                    Vice Chairman of the Company. President of the
                                                                  B. F. Saul Property Company. Senior Vice President
                                                                  and a Trustee of the B.F. Saul Real Estate Investment
                                                                  Trust. Director of Chevy Chase Bank. Chairman of the
                                                                  Boys & Girls Clubs of Greater Washington. Director
                                                                  of Children's National Medical Center.


         In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of Common Stock present is required for the election of directors.

         The Board of Directors met five times during 2001. Each member of the Board attended 100% of the aggregate meetings of the Board and of the Committees of the Board on which he served.

Committees of the Board of Directors

         The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

         The Audit Committee is composed of Messrs. Kelley, Longsworth, Noonan and Symington. It makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of each audit engagement, approves professional services provided by the independent public accountants, considers the range of audit and non-audit fees, reviews related party transactions, reviews the Company's financial statements, evaluates the performance of the independent public accountants and the Company's financial and accounting personnel, and reviews the adequacy of the Company's internal accounting controls. All of these functions are performed under the guidelines of the company's Audit Committee Charter (a copy of which was attached as an Exhibit to the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders). This Committee met three times during 2001. Additionally, the Audit Committee Chairman conducted three telephonic meetings with management and the independent public accountants.

         The Compensation Committee is composed of Messrs. Grosvenor and Whitmore. It determines compensation for the Company's executive officers, reviews and approves management's recommendations for the annual salaries of all Company officers, and administers any stock, incentive or other compensation plans adopted by the Company, including the Company's 1993 Stock Option Plan (the "Stock Option Plan"). This Committee met once during 2001.

         The Executive Committee is composed of Messrs. Caraci, Jackson and Saul
II. It has such authority as is delegated to it by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs. This Committee did not meet during 2001.

Compensation Committee Interlocks and Insider Participation

         B. Francis Saul II, Chairman of the Board and Chief Executive Officer of the Company, served on the Board of Trustees and the Compensation Committee of the National Geographic Society during 2001. Gilbert M. Grosvenor, a director of the Company and a member of the Company's Compensation Committee during 2001, serves as Chairman of the Board of Trustees of the National Geographic Society.

Compensation of Directors

         Directors of the Company are currently paid an annual retainer of $18,000 and a fee of $1,000 for each Board or Committee meeting attended, and are annually awarded 100 shares of the Company's common stock. The shares are issued on the date of each Annual Meeting of Stockholders to each director serving on the Board of Directors as of the record date of such meeting, and their issuance may not be deferred and transfer of the shares is restricted for a period of twelve months following the date of issue. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 2001, the Company paid its directors total compensation of $290,746, of which $80,500 was paid in cash, $189,500 was paid in deferred stock compensation (as described below), and $20,746 was paid through annual common stock awards.

         In addition, directors may elect to participate in the Deferred Compensation and Stock Plan discussed below. For the year ended December 31, 2001, 19,745 shares were credited to the directors' deferred fee accounts.

Deferred Compensation Plan

         A Deferred Compensation and Stock Plan for Directors was established by the Company, effective January 1, 1994 and amended March 18, 1999, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director's fees to be earned in that year and the following years. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director is determined based on the market value of the Common Stock on the day the deferred director's fees were earned.

         In connection with the Company's initial public offering of its Common Stock in 1993, 20,000 shares of Common Stock were authorized for a deferred compensation plan and were reserved for listing with the New York Stock Exchange upon issuance. Between 1996 and 2001, the Company reserved for listing with the New York Stock Exchange an additional 150,000 shares of Common Stock in connection with the Deferred Compensation and Stock Plan for Directors. Through February 22, 2002, 115,690 of these 170,000 shares have been credited to the directors' deferred fee accounts.

                         COMPENSATION COMMITTEE REPORT

         The Compensation Committee is comprised of Messrs. Grosvenor and Whitmore. Members of the Compensation Committee are selected each year by the full Board of Directors. All members of the Compensation Committee must be "outside directors," who are not (i) officers or former officers of the Company;
(ii) employees of the Company or any of its subsidiaries; (iii) relatives of the Chief Executive Officer; (iv) holders of more than 5% of the Company's voting stock; (v) members of an organization acting as an advisor, legal counsel or in similar capacity with respect to the Company and receiving compensation therefor on an ongoing basis from the Company, in addition to director's fees; or (vi) with reference to a particular transaction, interested directors within the meaning of Section 2-419 of the Maryland General Corporation Law.

         The Compensation Committee determines compensation for the Company's executive officers, reviews and approves management's recommendations for the annual salaries of all Company officers, and administers any stock incentive or other compensation plans adopted by the Company, including the Stock Option Plan. The Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options issued pursuant to the Stock Option Plan.

Salary and Bonus

         Salary and bonus are determined by the Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus for particular officers, including the Chief Executive Officer, the Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals, and the salary and bonus for the officer recommended by management.

Stock Option Grants

         The Compensation Committee is responsible for administering the Stock Option Plan, which includes determining the individuals to be granted stock option awards and defining the terms of such awards, including the number of shares subject to each option, exercise price, vesting schedule and expiration date.

         The purpose of the Stock Option Plan is to provide compensation to persons whose services are considered essential to the Company. By linking this compensation to the market performance of the Company's Common Stock, the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interests of the Company. Under the terms of the Stock Option Plan, Mr. Saul II is not eligible to participate in the plan.

         The Compensation Committee uses a subjective evaluation process to determine whether an officer or key employee should receive an option grant and the number of shares subject to stock options granted to such officer or key employee, and has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option grant. The factors considered by the Compensation Committee include the general performance of the company, the position, level and scope of responsibility of the respective officer or key employee and the officer's or key employee's anticipated performance and contributions to the Company's achievement of its long-term goals.

         During 2001, the Compensation Committee did not grant any options.

                                                 Gilbert M. Grosvenor
                                                 John R. Whitmore

Executive Officers Who Are Not Directors

         The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past ten years of each executive officer who is not a director of the Company. Each listed individual has held an office with the Company since its inception in June 1993.

Name                                             Age                  Position and Background
----                                             ---                  ---------------------------------------------------
Christopher H. Netter                            47                   Senior Vice President -  Leasing. Vice President of
                                                                      the B.F. Saul Company and Franklin Property Company
                                                                      and Assistant Vice President of the B.F. Saul Real
                                                                      Estate Investment Trust from 1987 to 1993.

Scott V. Schneider                               44                   Senior Vice President - Chief Financial Officer,
                                                                      Treasurer and Secretary. Vice President of the B.F.
                                                                      Saul Company and Franklin Property Company and
                                                                      Assistant Vice President of the B.F. Saul Real
                                                                      Estate Investment Trust from 1985 to 1993.

Charles W. Sherren, Jr.                          48                   Senior Vice President - Management. Vice President
                                                                      of the B.F. Saul Company and Franklin Property
                                                                      Company and Assistant Vice President of the B.F.
                                                                      Saul Real Estate Investment Trust from 1981 to
                                                                      1993.

                             EXECUTIVE COMPENSATION

Annual Compensation

         The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to the Company's Chief Executive Officer and each of its four other most highly compensated executive officers, who were serving as of December 31, 2001, ("named executive officers") for, or with respect to, the fiscal periods ended December 31, 2001, 2000, and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                   Compensation           All
                                                                                   ------------
                                                 Annual Compensation               Stock Option          Other
Name and Principal Position              Year         Salary           Bonus       Awards (Shs)      Compensation (1)
---------------------------              ----         ------           -----       ------------      ----------------
B. Francis Saul II                       2001        $125,000         $10,000           --            $    --
         Chairman and                    2000         125,000          10,000           --                 --
         Chief Executive Officer         1999         125,000          10,000           --                 --

B. Francis Saul III                      2001         226,667          16,450           --                 --
         Vice Chairman                   2000         201,667          16,800           --                 --
                                         1999         171,667          12,950           --                 --

Philip D. Caraci                         2001         331,667          27,200           --                 --
         President                       2000         306,667          25,200           --                 --
                                         1999         281,667          23,200           --                 --

Christopher H. Netter                    2001         226,667          16,100           --             15,615
         Senior Vice President           2000         211,667          15,400           --             14,798
         Leasing                         1999         188,333          13,650           --             14,397

Scott V. Schneider                       2001         216,667          15,400           --             15,415
         Senior Vice President           2000         203,333          14,700           --             14,561
         Chief Financial Officer         1999         183,333          13,300           --             12,537

(1) Amounts paid represent Company's contribution to Employees' Profit Sharing Retirement Trust and Company's payment of life insurance premiums for the benefit of the named executive officers.

Options Exercised and Fiscal Year-End Values

         The following table sets forth certain information with respect to unexercised stock options held by the named executive officers at December 31, 2001. None of such officers exercised any stock options during the year ended December 31, 2001.

                          VALUE OF UNEXERCISED OPTIONS

                                                     Number of Securities Underlying         Value of Unexercised
                                                          Unexercised Options                In-the-Money Options
                                                       at December 31, 2001 /(1)/         at December 31, 2001 /(2)/
                                                     -------------------------------      ----------------------------
Name and Principal Position                          Exercisable         Unexercisable    Exercisable    Unexercisable
---------------------------                          -----------         -------------    -----------    -------------
B. Francis Saul II                                       --                    --              --              --
   Chairman and Chief Executive Officer

B. Francis Saul III                                      --                    --              --              --
   Vice Chairman

Philip D. Caraci                                       100,000                 --           $135,000           --
   President

Christopher H. Netter                                   25,000                 --             33,750           --
   Senior Vice President, Leasing

Scott V. Schneider                                      25,000                 --             33,750           --
   Senior Vice President and Chief Financial Officer

(1) All unexercised options are fully vested, have an exercise price of $20 per share and expire on September 23, 2003, with earlier expiration to occur at employment termination.

(2) Based on a closing price of $21.35 per share on December 31, 2001, minus the exercise price of $20.00 per share.

                             AUDIT COMMITTEE REPORT

         The information contained in the report shall not be deemed to be "solicitating material" or to "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference. The Audit Committee is comprised of Messrs. Kelley, Longsworth, Noonan and Symington, all of which are independent directors of the Company. The Audit Committee has adopted a written Audit Committee Charter, a copy of which was attached as an Exhibit to the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders.

         Review and Discussion with Management. The Company has reviewed and discussed the Company's financial statements for the year ended December 31, 2001 with management.

         Review and Discussion with Independent Auditors. The Company has discussed with the independent auditors those items required by SAS 61, which includes among other things, matters related to the conduct of the audit of the Company's financial statements. The committee has received a written report required by Independence Standards Board Standard No. 1 from the auditors regarding their independence, and has discussed this report with the auditors.

         Fiscal 2001 Audit Firm Fee Summary. During fiscal year 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

                 Audit Fees:                                          $158,175
                 Financial Information Systems Design
                 and Implementation Fees                              $ --
                 All Other Fees (Tax Services, Contract
                 Services, Registration Statements and
                 Debt Compliance Letter)                              $167,881

         The Audit Committee has determined that the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

         Conclusion. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

                                             Paul X. Kelley, Committee Chairman
                                             Charles R. Longsworth
                                             Patrick F. Noonan
                                             James W. Symington

                              INDEPENDENT AUDITORS

         Upon recommendation of and approval by the Audit Committee, Arthur Andersen LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

         A representative of Arthur Andersen LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative also will be available to respond to appropriate questions.

                               PERFORMANCE GRAPH

         Rules promulgated under the Exchange Act require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. The graph compares the cumulative total stockholder return of the Company's Common Stock ("BFS"), based on the market price of the Common Stock and assuming reinvestment of dividends, with the National Association of Real Estate Investment Trust Equity Index ("NAREIT"), the S&P 500 Index ("S&P 500") and the Russell 2000 Index ("Russell 2000"). The graph assumes the investment of $100 on January 1, 1997.

                     Comparison of Cumulative Total Return


                                    [GRAPH APPEARS HERE]

----------------------------------------------------------------------------------------------------------
                      Dec. 1996      Dec. 1997       Dec. 1998     Dec. 1999     Dec. 2000       Dec. 2001
----------------------------------------------------------------------------------------------------------
Saul Centers             $100           $126           $118           $120           $176           $220
----------------------------------------------------------------------------------------------------------
S&P 500                  $100           $129           $159           $192           $184           $162
----------------------------------------------------------------------------------------------------------
NAREIT Equity Index      $100           $120           $ 99           $ 95           $120           $136
----------------------------------------------------------------------------------------------------------
Russell 2000 Index       $100           $122           $119           $145           $141           $144
----------------------------------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

         To the best of the Company's knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no person was late filing SEC Forms 3, 4 or 5 during the period January 1, 2001 through December 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of February 22, 2002, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company's outstanding Common Stock, by each director and nominee, by each executive officer named in "Executive Compensation" above, and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.

                                     Aggregate
                                     Number of
                                     Shares                       Percent
Name of                              Beneficially                    of
Beneficial Owner (1)                 Owned (2)                    Class (2)
--------------------                 ------------                 ---------

B. Francis Saul II                   3,896,892 (3)                26.2%
Philip D. Caraci                     146,511 (4)                   1.0%
Gilbert Grosvenor                    18,865                          *
Philip C. Jackson, Jr.               59,147 (5)                      *
Paul X. Kelley                       5,143                           *
Charles R. Longsworth                21,673                          *
Patrick F. Noonan                    25,419 (6)                      *
B. Francis Saul III                  19,992                          *
Mark Sullivan III                    8,031                           *
James W. Symington                   6,555                           *
John R. Whitmore                     20,371                          *
Scott V. Schneider                   26,166 (7)                      *
Christopher H. Netter                25,000 (8)                      *
Charles W. Sherren, Jr.              20,500 (9)                      *

All directors and officers as
a group (18 persons)                 4,303,188                    28.9%

* Less than 1 percent

(1) The address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, MD 20814-6522.
(2) Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Includes 115,690 shares earned by directors in the Deferred Compensation Plan.
(3) Includes 3,046,863 shares owned by the B. F. Saul Real Estate Investment Trust, 198,035 shares owned by Dearborn LLC, 194,675 shares owned by B. F. Saul Property Co., 374,030 shares owned by Westminster Investing Corporation, 93 shares owned by Van Ness Square Corp., 21,749 shares owned by various family trusts for which Mr. Saul II is either the sole trustee or sole custodian for a child, and 53,294 shares owned by Mr. Saul II's spouse. Mr. Saul II disclaims beneficial ownership of 53,294 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Excludes 1,112,215 shares owned by the B. F. Saul Company Employees' Profit Sharing Retirement Trust, (the "Employee Trust"). Mr. Saul II is one of five Trustees for the Employee Trust and has an interest in the Employee Trust as one of the participating employees.
(4) Includes 29,286 shares owned in trust by Mr. Caraci's spouse for which Mr. Caraci is a co-trustee with his spouse, and 100,000 shares subject to currently exercisable options held by Mr. Caraci. Mr. Caraci disclaims beneficial ownership of 29,286 shares owned by his spouse. Excludes 1,112,215 shares owned by the Employee Trust. Mr. Caraci is one of five Trustees for the Employee Trust and has an interest in the Employee Trust as one of the participating employees.
(5) Mr. Jackson disclaims beneficial ownership of 2,800 shares owned by his spouse.
(6) Mr. Noonan disclaims beneficial ownership of 5,516 shares owned by his spouse.
(7) Includes 25,000 shares subject to currently exercisable options held by Mr. Schneider and 1,166 shares owned by Mr. Schneider's children. Mr. Schneider disclaims beneficial ownership of 1,116 shares owned by his children.
(8) Represents 25,000 shares subject to currently exercisable options held by Mr. Netter.
(9) Includes 500 shares owned jointly by Mr. Sherren and his spouse and 20,000 shares subject to currently exercisable options held by Mr. Sherren.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company began operations in August 1993. On August 26, 1993, The Saul Organization transferred to Saul Holdings Limited Partnership, a Maryland limited partnership (the "Operating Partnership") and two newly formed subsidiary limited partnerships (the "Subsidiary Partnerships," and collectively with the Operating Partnership, the "Partnerships"), 26 shopping center properties, one office property, one research park and one office/retail property, located primarily in the Washington, D.C./Baltimore metropolitan area and the Mid-Atlantic region of the United States, and the management functions related to these properties.

         Certain relationships exist among the Company and its subsidiaries, the members of The Saul Organization and the Partnerships and are discussed below.

         Management of the Current Portfolio Properties. The Company and its subsidiaries share with The Saul Organization certain ancillary functions, such as computer and payroll services, benefits administration and in-house legal services. The Saul Organization also subleases office space to the Company. The terms of all sharing arrangements, including payments related thereto, are reviewed periodically by the independent directors of the Company, who constitute six of the eleven members of the Board of Directors. Included in general and administrative expenses for the year ended December 31, 2001 are charges totalling $1,971,000 related to such shared services, of which $2,010,000 was paid prior to December 31, 2001. The Company believes that the amounts allocated to it for such shared services represent a fair allocation between The Saul Organization and the Company and it subsidiaries. The Company believes that sharing these expenses with The Saul Organization results in a savings from the expenses that would be incurred if such services were obtained from independent third parties.

         Related Party Rents. Chevy Chase Bank leases space in several of the shopping centers owned by the Company and its subsidiaries. The total rental income from Chevy Chase Bank from January 1, 2001 through December 31, 2001 was $1,330,000. The Company believes that all of the leases with Chevy Chase Bank have comparable terms to leases that would have been obtained from unrelated third parties.

         Management Personnel. The Chairman and Chief Executive Officer as well as the Vice Chairman and the President of the Company are officers of various members of The Saul Organization, but devote a substantial amount of time to the management of the Company. The annual compensation for these officers is fixed by the Compensation Committee of the Board of Directors each year.

         Exclusivity Agreement and Right of First Refusal. The Company has entered into an Exclusivity Agreement (the "Exclusivity Agreement") with, and has been granted a right of first refusal (the "Right of First Refusal") by, certain members of The Saul Organization. The purpose of these agreements is to minimize potential conflicts of interest between The Saul Organization and the Company and it subsidiaries. The Exclusivity Agreement and Right of First Refusal generally require The Saul Organization to conduct its shopping center business exclusively through the Company and its subsidiaries and to grant the Company a right of first refusal to purchase commercial properties and development sites that become available to The Saul Organization in the District of Columbia or adjacent suburban Maryland.

         Reimbursement Agreement. Pursuant to a reimbursement agreement among the partners in the Partnerships, The Saul Organization and those of its subsidiaries that are partners in the Partnerships have agreed to reimburse the Company and the other partners in the event the Partnerships fail to make payments with respect to certain portions of the Partnerships' debt obligations and the Company or any such other partners personally make payments with respect to such debt obligations. As of December 31, 2001, the maximum potential obligation of The Saul Organization and its subsidiaries under the agreement was $242,168,000. The Company believes that the Partnerships will be able to make all payments due with respect to their debt obligations.

                                 OTHER MATTERS

         The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

         It is presently contemplated that the 2003 annual meeting of stockholders will be held in mid-April 2003. Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2003 must be received at the Company's office at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, no later than November 20, 2002.

         Under the Amended and Restated Bylaws of the Company, a stockholder must comply with certain procedures to submit stockholder proposals to be considered at an annual meeting of stockholders. These procedures provide that stockholders must do so by notice timely delivered to the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than sixty days nor more than ninety days prior to the anniversary of the preceding year's annual meeting of stockholders. In the case of proposals for the 2003 annual meeting of stockholders, the Secretary of the Company must receive notice of any such proposal no earlier than January 26, 2003 and no later than February 25, 2003 (other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, the Company must receive by November 20, 2002). The stockholder notice must meet the applicable requirements that are imposed by the Amended and Restated Bylaws. The chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements that the Amended and Restated Bylaws impose shall be disregarded. A copy of the Bylaws are on file with the Securities and Exchange Commission.

         In addition, the form of proxy that the Board of Directors will solicit in connection with the Company's 2003 annual meeting of stockholders will confer discretionary authority to vote on any proposal, unless the Secretary of the Company receives notice of that proposal no earlier than January 26, 2003 and no later than February 25, 2003, and the notice complies with the other requirements described in the preceding paragraph.

                                 ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement.

                                    By order of the Board of Directors


                                    /s/ Scott V. Schneider
                                    Scott V. Schneider
                                    Chief Financial Officer and Secretary

March 20, 2002
Bethesda, Maryland

                               SAUL CENTERS, INC.
                   A Proxy for Annual Meeting of Stockholders
                                 April 26, 2002
               This Proxy is solicited by the Board of Directors



The undersigned hereby appoints B. Francis Saul II and Philip D. Caraci, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the "Company") which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on April 26, 2002 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 20, 2002, a copy of which has been received by the undersigned as follows:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTIONS GIVEN, WILL BE VOTED "FOR" THE MATTERS STATED.





                           (SEE REVERSE SIDE TO VOTE)

         SAUL CENTERS, INC. OFFERS THREE WAYS FOR YOU TO VOTE YOUR PROXY

As a shareholder you can now help your company save both time and expense by voting this proxy over the Internet or by touch tone phone. Please note that all votes by telephone or through the Internet must be received by 7:00 p.m. Eastern Time on April 25, 2002.

OPTION 1:     Call toll-free 1-800-214-7371 using a touch-tone phone 24 hours a
 VOTE BY      day, 7 days a week. You will be asked to enter the information
TELEPHONE     listed below. Then, if you wish to vote as recommended by the
              Board of Directors, simply press 1. That's all there is to it...
              end of call. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. THERE IS NO CHARGE
              FOR THIS CALL. (Do not return your proxy card if you vote by phone.)

              YOUR CONTROL NUMBER IS:

 OPTION 2:    Access www.voteyourproxy.com Follow the simple instructions.
VOTE ON THE   (Do not return your proxy card if you vote on the Internet.)
 INTERNET

              YOUR PROXY NUMBER IS:

              YOUR ISSUE NUMBER IS:

              YOUR ACCOUNT NUMBER IS:

 OPTION 3:    If you do not wish to vote by touch tone-phone or Internet,
  VOTE BY     simply mark, date and sign your proxy card and return it in the
   MAIL       enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.



                            [GRAPHIC]              [GRAPHIC]


                               (SEE REVERSE SIDE)
            \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/




 -------                                                                                                                   -------
|                                              SAUL CENTERS, INC. 2002 ANNUAL MEETING                                             |
|                                                                                                                                 |
|                                                                                                                                 |

 1. TO ELECT FOUR DIRECTORS TO SERVE     01 - B. Francis Saul II    [ ] FOR all nominees             [ ]  WITHHOLD AUTHORITY
    UNTIL THE ANNUAL MEETING OF          02 - Mark Sullivan III         listed to the left (except        to vote for all
    STOCKHOLDERS IN 2005.                03 - James W. Symington        as specified below).              nominees listed to
                                         04 - John R. Whitmore                                            the left.


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)       _________________________________
of the nominee(s) in the box provided to the right.)
                                                                                                  _________________________________


 2. OTHER MATTERS:
    GRANT AUTHORITY upon such other matters as may come before the meeting         [  ] FOR        [  ] AGAINST    [  ] ABSTAIN
    as they determine to be in the best interest of the Company.

Check appropriate box
Indicate changes below:                          Date                   , 2002     NO. OF SHARES
Address Change?          [  ] Name Change?                                         _____________________________________




                                                                                   _____________________________________

                                                                                   Signature(s) in Box
                                                                                   NOTE: Please sign exactly as your name(s)
                                                                                   appears(s). When shares are held by joint
                                                                                   tenants, both should sign. Trustee and other
                                                                                   signing in a representative or fiduciary
                                                                                   capacity should indicate their full titles in
                                                                                   such capacity.


|                                                                                                                                 |
|                                                                                                                                 |
|                                                                                                                                 |
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